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                                                                       Exhibit 5


                    Filing Agreement dated November 30, 2000
                        Re: Joint Filing of Schedule 13D



The undersigned hereby agree that:

         (i) each of them is individually eligible to use the Schedule 13D attached hereto;

         (ii)     the attached Schedule 13D is filed on behalf of each of them;

         (iii)    each of them is responsible for the timely filing of such
                  Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning herself, himself or itself; but none of them is responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless she, he or it knows or has reason to believe that such information is inaccurate.



    Dated:  November 30, 2000



KULICKE AND SOFFA INDUSTRIES., INC.,
a Pennsylvania Corporation

By: /s/ Clifford G. Sprague
    ------------------------------------
      Name:  Clifford G. Sprague
     Title:    Chief Financial Officer

CARDINAL MERGER SUB., INC.,
a Delaware Corporation

By: /s/ Clifford G. Sprague
   -------------------------------------
    Name:  Clifford G. Sprague
    Title:    Vice President